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                                                                      Exhibit 21

                           SUBSIDIARIES OF GR-MONTANA


                                                         Jurisdiction of                         Name(s) Under Which
               Subsidiary                                 Incorporation                         Company Does Business
----------------------------------------------           -----------------            --------------------------------------------
Compania Aurifera Brisas del Cuyuni, C.A.                Venezuela                    Compania Aurifera Brisas del Cuyuni, C.A.
Gold Reserve de Venezuela, C.A.                          Venezuela                    Gold Reserve de Venezuela, C.A.
Compania Minera Unicornio, C.A.                          Venezuela                    Compania Minera Unicornio, C.A.
Great Basin Energies, Inc.                               Washington                   Great Basin Energies, Inc.
MegaGold Corporation                                     Utah                         MegaGold Corporation
Gold Reserve de Aruba A.V.V.                             Aruba                        Gold Reserve de Aruba A.V.V.
G.L.D.R.V. Aruba A.V.V.                                  Aruba                        G.L.D.R.V. Aruba A.V.V.
Glandon Company A.V.V.                                   Aruba                        Glandon Company A.V.V.
Stanco Investments A.V.V.                                Aruba                        Stanco Investments A.V.V.
GoldenLake A.V.V.                                        Aruba                        GoldenLake A.V.V.
Mont Ventoux A.V.V.                                      Aruba                        Mont Ventoux A.V.V.
Gold Reserve Holdings A.V.V.                             Aruba                        Gold Reserve Holdings A.V.V.
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